Exhibit 99.1


P.D.C. INNOVATIVE INDUSTRIES, INC. ANNOUNCES PRELIMINARY MERGER DISCUSSIONS

         CORAL SPRINGS, FLORIDA -- JULY 11, 2003 - P.D. C. Innovative Industries, Inc. ("PDC" or the "Company") (OTCBB: PDCI) has entered into preliminary discussions concerning a merger or other business combination with Ragin' Ribs International, Inc., a private food service franchising company based in Tampa, Florida.

         The consummation of any such transaction is subject, among other things, to due diligence, negotiation of definitive terms which is expected to entail, among other terms, a substantial reverse stock split of the Company's common stock in connection with the consummation of any transaction, and execution of definitive agreements and related documents satisfactory to both parties. Accordingly, no assurances are given that a transaction will be effected.

         This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. Such statements are subject to risks and uncertainties and other factors as may be discussed from time to time in the Company's public filings with the U.S. Securities and Exchange Commission ("Commission"), press releases and verbal statements that may be made by our officers, directors or employees acting on our behalf which could cause actual results to differ materially from those discussed in the forward looking statements and from historical results of operations. In addition to statements which explicitly describe such risks and uncertainties, statements with the terms "believes," "belief," "expects," "plans," "anticipates" and similar statements should be considered uncertain and forward-looking.

         Factors that might cause such a difference include, without limitation: uncertainty of the Company's continued operations and of its ability to meet capital needs in the event the transaction discussed above is not consummated; going concern considerations, and as further set forth in our public filings filed with the Commission and our press releases.


CONTACT:

P.D.C. Innovative Industries, Inc., Coral Springs
Michael Hiler, 954/341-0092 (Broward)